EXHIBIT 99.1

ADTRAN, Inc.

REPORTS RESULTS for the SECOND QUARTER 2016

and DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, AL.—July 12, 2016—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the second quarter 2016. For the quarter, sales were $162,701,000 compared to $160,138,000 for the second quarter of 2015. Net income was $10,228,000 compared to $2,544,000 for the second quarter of 2015. Earnings per share, assuming dilution, were $0.21 compared to $0.05 for the second quarter of 2015. Non-GAAP earnings per share were $0.25 compared to $0.10 for the second quarter of 2015. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “ADTRAN delivered solid revenue and earnings results for the quarter due to strength in our domestic market and gross margin improvement. Growth in the U.S. market was led by our FTTP and 100 megabit portfolios, along with continued growth in our CAF II and Ethernet solutions. Our Services business also continued its strong growth with a 51% revenue increase year-over-year. Customers around the world are increasingly recognizing the benefits of deploying ultra-high speed broadband and are leveraging ADTRAN’s unique domain leadership and expertise in planning, developing and deploying business and residential services.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2016. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on July 28, 2016. The ex-dividend date is July 26, 2016 and the payment date is August 11, 2016.

The Company confirmed that its second quarter conference call will be held Wednesday, July 13, 2016 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2015 and Form 10-Q for the quarter ended March 31, 2016. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Roger Shannon Senior Vice President & CFO 256-963-8775	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis Investor Services 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$70,914	$84,550
Short-term investments	50,867	34,396
Accounts receivable, net	89,386	71,917
Other receivables	11,676	19,321
Income tax receivable, net	2,405	—
Inventory	86,936	91,533
Prepaid expenses and other current assets	13,563	10,145
Deferred tax assets, net	18,488	18,924

Total Current Assets	344,235	330,786

Property, plant and equipment, net	74,115	73,233
Deferred tax assets, net	19,127	18,091
Goodwill	3,492	3,492
Other assets	9,340	9,276
Long-term investments	186,249	198,026

Total Assets	$636,558	$632,904

Liabilities and Stockholders’ Equity
Accounts payable	$59,211	$48,668
Unearned revenue	15,982	16,615
Accrued expenses	12,126	12,108
Accrued wages and benefits	15,702	12,857
Income tax payable, net	—	2,395

Total Current Liabilities	103,021	92,643

Non-current unearned revenue	6,437	7,965
Other non-current liabilities	25,476	24,236
Bonds payable	27,900	27,900

Total Liabilities	162,834	152,744

Stockholders’ Equity	473,724	480,160

Total Liabilities and Stockholders’ Equity	$636,558	$632,904

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Sales
Products	$138,549	$144,098	$262,432	$273,603
Services	24,152	16,040	42,473	29,370

Total Sales	162,701	160,138	304,905	302,973

Cost of Sales
Products	67,844	84,210	131,917	155,770
Services	15,902	7,682	28,239	13,394

Total Cost of Sales	83,746	91,892	160,156	169,164

Gross Profit	78,955	68,246	144,749	133,809

Selling, general and administrative expenses	32,866	32,123	63,651	63,187
Research and development expenses	31,277	35,479	60,765	68,015

Operating Income	14,812	644	20,333	2,607

Interest and dividend income	927	908	1,782	1,841
Interest expense	(142)	(149)	(287)	(297)
Net realized investment gain	1,110	3,255	2,838	6,370
Other expense, net	(251)	(547)	(132)	(900)

Income before provision for income taxes	16,456	4,111	24,534	9,621

Provision for income taxes	(6,228)	(1,567)	(9,292)	(3,760)

Net Income	$10,228	$2,544	$15,242	$5,861

Weighted average shares outstanding - basic	48,831	51,822	49,026	52,607
Weighted average shares outstanding - diluted (1)	49,048	51,917	49,218	52,742

Earnings per common share - basic	$0.21	$0.05	$0.31	$0.11
Earnings per common share - diluted (1)	$0.21	$0.05	$0.31	$0.11

(1)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Income	$10,228	$2,544	$15,242	$5,861

Other Comprehensive Income (Loss), net of tax:
Unrealized losses on available-for-sale securities	(165)	(1,783)	(420)	(2,286)
Defined benefit plan adjustments	22	72	67	140
Foreign currency translation	(601)	872	627	(2,446)

Other Comprehensive Income (Loss), net of tax	(744)	(839)	274	(4,592)

Comprehensive Income, net of tax	$9,484	$1,705	$15,516	$1,269

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net income	$15,242	$5,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,689	7,256
Amortization of net premium on available-for-sale investments	376	1,578
Net realized gain on long-term investments	(2,838)	(6,370)
Net loss on disposal of property, plant and equipment	5	160
Stock-based compensation expense	3,109	3,114
Deferred income taxes	(354)	(1,743)
Tax impact from stock option exercises	—	(23)
Excess tax benefits from stock-based compensation arrangements	—	38
Change in operating assets and liabilities:
Accounts receivable, net	(17,192)	(2,003)
Other receivables	7,876	(119)
Inventory	4,938	(14,254)
Prepaid expenses and other assets	(4,263)	(1,433)
Accounts payable	10,354	30,938
Accrued expenses and other liabilities	1,474	2,175
Income tax payable/receivable, net	(4,799)	(3,961)

Net cash provided by operating activities	20,617	21,214

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,679)	(5,392)
Proceeds from disposals of property, plant and equipment	—	8
Proceeds from sales and maturities of available-for-sale investments	109,993	120,422
Purchases of available-for-sale investments	(112,903)	(62,626)

Net cash provided by (used in) investing activities	(9,589)	52,412

Cash flows from financing activities:
Proceeds from stock option exercises	541	833
Purchases of treasury stock	(16,579)	(49,307)
Dividend payments	(8,860)	(9,509)
Excess tax benefits from stock-based compensation arrangements	—	(38)

Net cash used in financing activities	(24,898)	(58,021)

Net increase (decrease) in cash and cash equivalents	(13,870)	15,605
Effect of exchange rate changes	234	(1,829)
Cash and cash equivalents, beginning of period	84,550	73,439

Cash and cash equivalents, end of period	$70,914	$87,215

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$554	$270

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expenses were recorded in the following Consolidated Statements of Income categories for the three and six months ended June 30, 2016 and 2015:

	Three and Six Months Ended
	June 30,
	2016	2015
Restructuring expense included in cost of sales	$—	$98

Selling, general and administrative expense	—	644
Research and development expense	—	1,383

Restructuring expense included in operating expenses	—	2,027

Total restructuring expense	—	2,125
Provision for income taxes	—	(829)

Total restructuring expense, net of tax	$—	$1,296

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and six months ended June 30, 2016 and 2015 for both transactions are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$173	$226	$346	$452

NSN BBA acquisition
Amortization of acquired intangible assets	228	229	455	470
Amortization of other purchase accounting adjustments	44	140	80	294
Acquisition related professional fees, travel and other expenses	—	35	—	41

Subtotal	272	404	535	805

Total acquisition related expenses, amortizations and adjustments	445	630	881	1,257
Provision for income taxes	(152)	(213)	(301)	(426)

Total acquisition related expenses, amortizations and adjustments, net of tax	$293	$417	$580	$831

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue (adjustments to deferred revenue recognized in the period)	$—	$64	$—	$131
Cost of goods sold	13	33	20	45

Subtotal	13	97	20	176

Selling, general and administrative expenses	4	39	7	51
Research and development expenses	428	494	854	1,030

Subtotal	432	533	861	1,081

Total acquisition related expenses, amortizations and adjustments	445	630	881	1,257
Provision for income taxes	(152)	(213)	(301)	(426)

Total acquisition related expenses, amortizations and adjustments, net of tax	$293	$417	$580	$831

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Stock-based compensation expense included in cost of sales	$95	$53	$194	$143

Selling, general and administrative expense	788	723	1,557	1,414
Research and development expense	668	699	1,358	1,557

Stock-based compensation expense included in operating expenses	1,456	1,422	2,915	2,971

Total stock-based compensation expense	1,551	1,475	3,109	3,114
Tax benefit for expense associated with non-qualified options	(213)	(222)	(425)	(402)

Total stock-based compensation expense, net of tax	$1,338	$1,253	$2,684	$2,712

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP earnings per common share – diluted	$0.21	$0.05	$0.31	$0.11

Restructuring expense	—	0.02	—	0.02
Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.01	0.02
Stock-based compensation expense	0.03	0.02	0.05	0.05

Non-GAAP earnings per common share – diluted	$0.25	$0.10	$0.37	$0.20